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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2007 (May 17, 2007)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Summit Avenue, Montvale, New Jersey 07645

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (201) 573-8000

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

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TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 9.01	Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 17, 2007, we entered into a Sixteenth Amendment to Credit Agreement (“Sixteenth Amendment”) with General Electric Capital Corporation (“GECC”), effective as of April 30, 2007. The Sixteenth Amendment provides, among other matters, for a waiver of all defaults arising from our failure to deliver to GECC certain of our financial information from fiscal years 2004, 2005 and 2006, and provides for an extension of the due date for delivery to GECC of certain March 2007 financial information from April 30, 2007 to May 10, 2007.

The foregoing description of the Sixteenth Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the same filed as Exhibit 10.1 hereto and incorporated herein in its entirety by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
The exhibits listed below is being furnished pursuant to Item 9.01.
Exhibit Number	Description
10.1

Sixteenth Amendment to Credit Agreement dated April 30, 2007, by and among Butler Service Group, Inc., a Maryland corporation (“BSG”), certain of its subsidiaries, and General Electric Capital Corporation (“GECC”).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2007	BUTLER INTERNATIONAL, INC.

By:/s/ Mark Koscinski

Mark Koscinski

Principal Accounting Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1

Sixteenth Amendment to Credit Agreement dated April 30, 2007, by and among Butler Service Group, Inc., a Maryland corporation (“BSG”), certain of its subsidiaries, and General Electric Capital Corporation (“GECC”).